Exhibit 99.1

WYNDHAM HOTELS & RESORTS REPORTS THIRD QUARTER 2020 RESULTS
PARSIPPANY, N.J., October 28, 2020 - Wyndham Hotels & Resorts (NYSE: WH) today announced results for the three months ended September 30, 2020. Highlights include:
•Diluted earnings per share was $0.29, and adjusted diluted earnings per share was $0.36.
•Net income was $27 million for the third quarter and adjusted net income was $34 million.
•Adjusted EBITDA was $101 million.
•Generated $97 million of net cash provided by operating activities and $92 million of free cash flow.
•Global comparable RevPAR declined 35% year-over-year.
•System-wide rooms declined 2% year-over-year.
•Paid quarterly cash dividend of $0.08 per share.
•Issued $500 million aggregate principal amount of 4.375% senior unsecured notes in August 2020, due 2028, the net proceeds of which were used in full to repay then-outstanding revolver borrowings.
“In the face of continued industry uncertainty, our leisure-oriented, drive-to franchise business model generated $101 million of adjusted EBITDA and $92 million of free cash flow," said Geoffrey A. Ballotti, president and chief executive officer. “Over 99% of our domestic and over 97% of our global portfolio are open today. RevPAR improved sequentially across the globe, and in the U.S., our economy and midscale brands continued to gain market share. Third quarter room openings also improved sequentially both in the U.S. and internationally and we grew our pipeline by 3% to 185,000 rooms globally. Importantly, we executed 152 hotel agreements, including 23% more domestic conversion signings than the third quarter of 2019. As always, we remain dedicated to supporting our owners around the world during these very challenging times.”
Revenues declined from $560 million in the third quarter of 2019 to $337 million in the third quarter of 2020. The decline includes lower pass-through cost-reimbursement revenues of $79 million, which have no impact on adjusted EBITDA, in the Company's hotel management business. Excluding cost-reimbursement revenues, revenues declined $144 million primarily reflecting a 35% decline in comparable RevPAR and the impact from hotels temporarily closed due to COVID-19.
The Company generated net income of $27 million, or $0.29 per diluted share, compared to $45 million, or $0.47 per diluted share, in the third quarter of 2019. The decline in net income of $18 million, or $0.18 per diluted share, was primarily due to the revenue declines, which were partially offset by cost containment initiatives, lower volume-related expenses and the absence of contract termination and transaction-related expenses. Full reconciliations of GAAP results to the Company's non-GAAP adjusted measures for all reported periods appear in the tables to this press release.
Business Segment Discussion
The following discussion of third quarter operating results focuses on revenue and adjusted EBITDA for each of the Company’s segments.
Hotel Franchising

	2020	2019	% Change
System size	748,200	758,400	(1)
Global RevPAR	$28.83	$45.23	(36)

Revenue (millions)	$236	$379	(38)
Adjusted EBITDA (millions)	117	195	(40)

The Company's franchised system, which included 8,500 rooms transferred from the hotel management segment related to the CorePoint Lodging asset sales, declined 1% globally. Excluding the transfer, franchised net rooms declined 2% globally, reflecting the Company's previously announced removal of non-compliant and brand detracting rooms, of which approximately 9,000 were removed during the second quarter and approximately 7,900 were removed during the third quarter.
RevPAR declined 36% globally, reflecting a 31% decline in the U.S. and a 50% decline internationally. On a comparable basis, which is in constant currency and excludes hotels temporarily closed due to COVID-19, global RevPAR declined 33%, reflecting a 30% decline in the U.S. and a 43% decline internationally.
Revenues decreased $143 million compared to third quarter 2019 reflecting the impact of COVID-19 on travel demand globally, while a decline in adjusted EBITDA of $78 million was partially mitigated by cost containment initiatives and lower volume-related expenses.
Hotel Management

	2020	2019	% Change
System size	55,800	63,400	(12)
Global RevPAR	$34.34	$66.65	(48)

Revenue (millions)	$101	$180	(44)
Adjusted EBITDA (millions)	2	13	N/A

The Company's managed system globally decreased 12%, primarily reflecting the transfer of 8,500 rooms to the hotel franchising segment as a result of CorePoint Lodging asset sales. Excluding the transfer of rooms to the hotel franchising segment, the Company's managed system increased 2% primarily reflecting growth internationally, partially offset by the Company's previously announced removal of approximately 1,300 unprofitable management guarantee hotel rooms during the third quarter.

RevPAR declined 48% globally, including a 45% decline in the U.S. and a 56% decline internationally. On a comparable basis, which excludes hotels temporarily closed due to COVID-19, global RevPAR declined 46%, including a 43% decline in the U.S. and a 51% decline internationally.
Revenues decreased $79 million compared to the prior-year period primarily due to lower cost-reimbursement revenues, which have no impact on adjusted EBITDA. Absent cost-reimbursements, revenues were unchanged as the unfavorable impact of COVID-19 on travel demand globally was offset by the absence of a $20 million fee credit recorded as a reduction to hotel-management revenues in the third quarter of 2019, which was considered transaction-related and therefore did not impact Adjusted EBITDA. Adjusted EBITDA declined $11 million as the RevPAR impacts were partially mitigated by cost containment initiatives and lower volume-related expenses.
Development
As of September 30, 2020, the Company’s hotel system of approximately 9,000 properties and 804,000 rooms declined 2% year-over-year. During the third quarter of 2020, the Company opened 76 hotels totaling 9,600 rooms, a year-over-year decline of 34% due to delays resulting from the pandemic.
As expected, the Company's global retention rate over the last twelve months declined to 92.6% compared to 94.9% during the same period last year due to the Company's removal of approximately 9,000 non-compliant master franchise rooms in China during the second quarter; and the Company’s removal of approximately 9,200 additional non-compliant, unprofitable and brand detracting rooms in the third quarter.
The Company’s development pipeline consisted of 1,400 hotels and approximately 185,000 rooms, a 3% decline year-over-year, or a 3% increase sequentially. Approximately 64% of the Company’s development pipeline is international and 76% is new construction, of which 33% have broken ground.
Cash and Liquidity
During the third quarter of 2020, the Company’s cash balance increased $71 million to $735 million, including the issuance of $500 million of senior unsecured notes bearing interest at 4.375%, the net proceeds of which were used in full to repay then-outstanding revolver borrowings. In addition, the Company made $10 million of special-item cash outlays, primarily reflecting COVID-19 related restructuring payments, during the third quarter. As of September 30, 2020, the total capacity under the Company’s revolving credit facility was $501 million and the Company had approximately $1.2 billion in total liquidity.
Dividends

The Company paid common stock dividends of $7 million, or $0.08 per share, in the third quarter of 2020.

Conference Call Information
Wyndham Hotels will hold a conference call with investors to discuss the Company’s results and outlook on Thursday, October 29, 2020 at 8:30 a.m. ET. Listeners can access the webcast live through the Company’s website at www.investor.wyndhamhotels.com. The conference call may also be accessed by dialing 877 876-9173 and providing the passcode “Wyndham”. Listeners are urged to call at least five minutes prior to the scheduled start time. An archive of this webcast will be available on the website for approximately 90 days beginning at noon ET on October 29, 2020. A telephone replay will be available for approximately ten days beginning at noon ET on October 29, 2020 at 800 753-9197.
Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing operating performance. The Company uses these measures internally to assess its operating performance, both absolutely and in comparison to other companies, and to make day to day operating decisions, including in the evaluation of selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of this press release.
About Wyndham Hotels & Resorts
Wyndham Hotels & Resorts (NYSE: WH) is the world’s largest hotel franchising company by the number of properties, with approximately 9,000 hotels across approximately 90 countries on six continents. Through its network of 804,000 rooms appealing to the everyday traveler, Wyndham commands a leading presence in the economy and midscale segments of the lodging industry. The Company operates a portfolio of 20 hotel brands, including Super 8®, Days Inn®, Ramada®, Microtel®, La Quinta®, Baymont®, Wingate®, AmericInn®, Hawthorn Suites®, Trademark Collection® and Wyndham®. Wyndham Hotels & Resorts is also a leading provider of hotel management services. The Company’s award-winning Wyndham Rewards loyalty program offers 85 million enrolled members the opportunity to redeem points at thousands of hotels, vacation club resorts and vacation rentals globally. For more information, visit www.wyndhamhotels.com. The Company may use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Disclosures of this nature will be included on the Company’s website in the Investors section, which can currently be accessed at www.investor.wyndhamhotels.com. Accordingly, investors should monitor this section of the Company’s website in addition to following the Company’s press releases, filings submitted with the Securities and Exchange Commission and any public conference calls or webcasts.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements related to Wyndham Hotels’ current views and expectations with respect to its future performance and operations, including revenues, earnings, cash flow and other financial and operating measures and dividends, restructuring charges and statements related to the COVID-19 pandemic. Forward-looking statements include those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Hotels makes the statements and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “estimate,” “projection” and similar words or expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Hotels to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions; the continuation or worsening of the effects from the COVID-19 pandemic, its scope, duration and impact on the Company’s business operations, financial results, cash flows and liquidity, as well as the impact on the Company’s franchisees and property owners, guests and team members, the hospitality industry and overall demand for travel; the success of the Company’s mitigation efforts in response to the COVID-19 pandemic; the Company’s performance in any recovery from the COVID-19 pandemic; the performance of financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising and management businesses; the Company’s relationships with franchisees and property owners; the impact of war, terrorist activity or political strife; concerns with or threats of pandemics, contagious diseases or health epidemics, including the effects of the COVID-19 pandemic and any resurgence of the virus and actions governments, businesses and individuals take in response to the pandemic, including stay-in-place directives and other travel restrictions; risks related to the acquisition of La Quinta and the Company’s relationship with CorePoint Lodging; the Company’s ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to the Company’s ability to obtain financing and the terms of such financing, including access to liquidity and capital as a result of COVID-19; and the Company’s limitations related to share repurchases and ability to pay dividends under its credit facility and the timing and amount of any future dividends, as well as the risks described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise.
# # #

Contacts Investors: Matt Capuzzi Senior Vice President, Investor Relations 973 753-6453 ir@wyndham.com	Media: Dave DeCecco Group Vice President, Global Communications 973 753-7474 WyndhamHotelsNews@wyndham.com

Table 1
WYNDHAM HOTELS & RESORTS
INCOME (LOSS) STATEMENT
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenues
Royalties and franchise fees	$96	$140	$250	$368
Marketing, reservation and loyalty	99	167	288	421
Management and other fees	12	12	50	88
License and other fees	21	35	63	97
Cost reimbursements	82	161	274	476
Other	27	45	79	111
Net revenues	337	560	1,004	1,561

Expenses
Marketing, reservation and loyalty	107	160	311	437
Operating	25	43	82	124
General and administrative	28	33	82	98
Cost reimbursements	82	161	274	476
Depreciation and amortization	24	26	73	81
Impairments, net	—	—	206	45
Restructuring	—	—	29	—
Transaction-related, net	—	12	13	30
Separation-related	—	—	1	22
Contract termination	—	34	—	43
Total expenses	266	469	1,071	1,356

Operating income/(loss)	71	91	(67)	205
Interest expense, net	29	25	83	76

Income/(loss) before income taxes	42	66	(150)	129
Provision/(benefit) for income taxes	15	21	(25)	36
Net income/(loss)	$27	$45	$(125)	$93

Earnings/(loss) per share
Basic	$0.29	$0.47	$(1.34)	$0.95
Diluted	0.29	0.47	(1.34)	0.95

Weighted average shares outstanding
Basic	93.3	96.2	93.4	97.0
Diluted	93.4	96.3	93.4	97.2

Table 2
WYNDHAM HOTELS & RESORTS
HISTORICAL REVENUE AND ADJUSTED EBITDA BY SEGMENT

The reportable segments presented below represent our operating segments for which separate financial information is available and is utilized on a regular basis by our chief operating decision maker to assess performance and allocate resources. In identifying our reportable segments, we also consider the nature of services provided by our operating segments. Management evaluates the operating results of each of our reportable segments based upon net revenues and adjusted EBITDA. We believe that adjusted EBITDA is a useful measure of performance for our segments which, when considered with GAAP measures, allows a more complete understanding of our operating performance. We use these measures internally to assess operating performance, both absolutely and in comparison to other companies, and to make day to day operating decisions, including in the evaluation of selected compensation decisions. Our presentation of adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Hotel Franchising
Net revenues
2020	$243	$182	$236	n/a	n/a
2019	269	331	379	300	1,279
2018	203	289	348	295	1,135
Adjusted EBITDA
2020	$108	$83	$117	n/a	n/a
2019	113	162	195	151	622
2018	86	129	178	122	515

Hotel Management
Net revenues
2020	$167	$76	$101	n/a	n/a
2019	197	201	180	190	768
2018	99	146	252	229	726
Adjusted EBITDA
2020	$17	$(4)	$2	n/a	n/a
2019	16	16	13	21	66
2018	16	8	5	18	47

Corporate and Other
Net revenues
2020	$—	$—	$—	n/a	n/a
2019	2	1	1	2	6
2018	—	—	4	3	7
Adjusted EBITDA
2020	$(18)	$(16)	$(18)	n/a	n/a
2019	(18)	(19)	(18)	(19)	(75)
2018	(10)	(12)	(17)	(15)	(55)

Total Company
Net revenues
2020	$410	$258	$337	n/a	n/a
2019	468	533	560	492	2,053
2018	302	435	604	527	1,868
Net income/(loss)
2020	$22	$(174)	$27	n/a	n/a
2019	21	26	45	64	157
2018	39	21	58	43	162
Adjusted EBITDA
2020	$107	$63	$101	n/a	n/a
2019	111	159	190	153	613
2018	92	125	166	125	507

NOTE: Amounts may not add across due to rounding.
See Table 7 for reconciliations of Total Company non-GAAP measures and Table 8 for definitions.

Table 3
WYNDHAM HOTELS & RESORTS
CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating activities
Net (loss)/income	$(125)	$93
Depreciation and amortization	73	81
Impairment (a)	209	45
Payment of tax liability assumed in La Quinta acquisition	—	(188)
Working capital changes and other, net	(100)	(22)
Net cash provided by operating activities	57	9
Investing activities
Property and equipment additions	(23)	(35)
Other, net	(1)	(2)
Net cash used in investing activities	(24)	(37)
Financing activities
Proceeds from borrowings	1,244	—
Principal payments on long-term debt	(522)	(12)
Debt issuance costs	(10)	—
Capital contribution from former Parent	—	68
Dividends to shareholders	(45)	(84)
Repurchases of common stock	(50)	(168)
Other, net	(8)	(8)
Net cash provided by/(used in) financing activities	609	(204)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(1)	—
Net increase/(decrease) in cash, cash equivalents and restricted cash	641	(232)
Cash, cash equivalents and restricted cash, beginning of period	94	366
Cash, cash equivalents and restricted cash, end of period	$735	$134

Free Cash Flow:
We define free cash flow to be net cash provided by operating activities less property and equipment additions, which we also refer to as capital expenditures. We believe free cash flow to be a useful operating performance measure to us and investors to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions and investments, as well as our ability to return cash to shareholders through dividends and share repurchases. This non-GAAP measure is not necessarily a representation of how we will use excess cash. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Hotels is that free cash flow does not represent the total cash movement for the period as detailed in the condensed consolidated statement of cash flows.

	Nine Months Ended September 30,
	2020	2019
Net cash provided by operating activities (b)	$57	$9
Less: Property and equipment additions	(23)	(35)
Free cash flow	$34	$(26)

(a)    2020 excludes $3 million of cash proceeds from a previously impaired asset.
(b)    Includes special-item cash outlays of $58 million in 2020 and 2019, primarily relating to transaction-related and separation-related cash payments, as well as our restructuring initiatives. Additionally, 2019 includes $188 million of payments to tax authorities related to the La Quinta acquisition.

Table 4
WYNDHAM HOTELS & RESORTS
BALANCE SHEET SUMMARY AND DEBT
(In millions)
(Unaudited)

	As of September 30, 2020	As of December 31, 2019
Assets
Cash and cash equivalents	$735	$94
Trade receivables, net	324	304
Property and equipment, net	284	307
Goodwill and intangible assets, net	3,250	3,485
Other current and non-current assets	301	343
Total assets	$4,894	$4,533

Liabilities and stockholders' equity
Total debt	$2,835	$2,122
Other current liabilities	360	441
Deferred income tax liabilities	323	387
Other non-current liabilities	413	371
Total liabilities	3,931	3,321
Total stockholders' equity	963	1,212
Total liabilities and stockholders' equity	$4,894	$4,533

Our outstanding debt as of September 30, 2020 was as follows:
	As of September 30, 2020	As of December 31, 2019

$750 million revolving credit facility (due May 2023)	$234	$—
Term loan (due May 2025)	1,558	1,568
5.375% senior unsecured notes (due April 2026)	495	494
4.375% senior unsecured notes (due August 2028)	492	—
Finance leases	56	60
Total debt	2,835	2,122
Cash and cash equivalents	735	94
Net debt	$2,100	$2,028

Our outstanding debt as of September 30, 2020 matures as follows:
		Amount
Within 1 year		$21
Between 1 and 2 years		21
Between 2 and 3 years		255
Between 3 and 4 years		22
Between 4 and 5 years		1,500
Thereafter		1,016
Total		$2,835

Table 5
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Nine Months Ended September 30,
	2020	2019	Change	% Change
Beginning Room Count (January 1)
United States	510,200	506,100	4,100	1%
International	320,800	303,800	17,000	6
Total	831,000	809,900	21,100	3

Additions
United States	8,400	18,800	(10,400)	(55)
International	13,100	23,500	(10,400)	(44)
Total	21,500	42,300	(20,800)	(49)

Deletions
United States (a)	(20,900)	(15,700)	(5,200)	(33)
International (a)(b)	(27,600)	(14,700)	(12,900)	(88)
Total	(48,500)	(30,400)	(18,100)	(60)

Ending Room Count (September 30)
United States	497,700	509,200	(11,500)	(2)
International	306,300	312,600	(6,300)	(2)
Total	804,000	821,800	(17,800)	(2%)

	As of September 30,				FY 2019 Royalty Contribution
	2020	2019	Change	% Change
System Size
United States
Economy	253,000	261,200	(8,200)	(3%)
Midscale and Upper Midscale	204,900	207,700	(2,800)	(1)
Extended Stay/Lifestyle	24,200	21,800	2,400	11
Upscale (a)	15,600	18,500	(2,900)	(16)
Total United States (a)	497,700	509,200	(11,500)	(2)	86%

International
Greater China (a)(b)	142,000	151,400	(9,400)	(6)	3
Rest of Asia Pacific (a)	27,000	25,300	1,700	7	1
Europe, the Middle East and Africa (a)	67,400	66,800	600	1	4
Canada	40,600	40,700	(100)	—	5
Latin America	29,300	28,400	900	3	1
Total International	306,300	312,600	(6,300)	(2)	14

Global	804,000	821,800	(17,800)	(2%)	100%

(a) 2020 reflects the global impact from the Company’s removal of approximately 9,200 non-compliant, unprofitable and brand detracting rooms during the third quarter.
(b) 2020 reflects the impact from the Company's removal of approximately 9,000 non-compliant master franchise rooms in China during the second quarter.

Table 5 (continued)
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Three Months Ended September 30,
	2020	2019	% Change	Constant Currency % Change (a)
Regional RevPAR Growth
United States
Economy	$33.86	$44.97	(25%)
Midscale and Upper Midscale	38.74	58.96	(34)
Extended Stay/Lifestyle	38.35	72.78	(47)
Upscale	41.15	108.23	(62)
Total United States	$36.31	$53.79	(32)

International
Greater China	$13.26	$18.60	(29)	(30%)
Rest of Asia Pacific	18.59	40.52	(54)	(55)
Europe, the Middle East and Africa	21.93	56.54	(61)	(62)
Canada	33.01	62.18	(47)	(47)
Latin America	6.84	33.60	(80)	(76)
Total International	$17.72	$35.63	(50)	(50)

Global	$29.23	$46.94	(38%)	(38%)

Average Royalty Rate
United States	4.4%	4.5%	(10 bps)
International	2.1%	2.1%	—
Global	3.9%	3.8%	10 bps

	Nine Months Ended September 30,
	2020	2019	% Change	Constant Currency % Change (a)
Regional RevPAR Growth
United States
Economy	$27.87	$39.26	(29%)
Midscale and Upper Midscale	33.34	54.19	(38)
Extended Stay/Lifestyle	35.51	68.59	(48)
Upscale	45.36	103.93	(56)
Total United States	$30.99	$48.52	(36)

International
Greater China	$8.94	$18.32	(51)	(51%)
Rest of Asia Pacific	17.87	37.38	(52)	(51)
Europe, the Middle East and Africa	20.43	51.88	(61)	(60)
Canada	25.28	47.86	(47)	(47)
Latin America	12.87	34.08	(62)	(56)
Total International	$14.69	$32.39	(55)	(54)

Global	$24.73	$42.46	(42%)	(41%)

Average Royalty Rate
United States	4.5%	4.5%	—
International	2.2%	2.1%	10 bps
Global	4.0%	3.8%	20 bps

(a)     Excludes the impact of currency exchange movements.

Table 6
WYNDHAM HOTELS & RESORTS
HISTORICAL REVPAR AND ROOMS

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Hotel Franchising
Global RevPAR
2020	$25.90	$17.05	$28.83	n/a	n/a
2019	$33.76	$42.04	$45.23	$34.51	$38.91
2018	$32.34	$41.07	$46.34	$35.39	$38.86
U.S. RevPAR
2020	$31.43	$23.19	$36.06	n/a	n/a
2019	$37.69	$48.65	$51.93	$37.96	$44.09
2018	$34.20	$46.17	$52.36	$38.92	$43.04
International RevPAR
2020	$17.39	$7.66	$17.39	n/a	n/a
2019	$27.56	$31.59	$34.79	$29.15	$30.80
2018	$29.39	$32.85	$36.42	$29.68	$32.09
Global Rooms (a)
2020	769,000	754,700	748,200	n/a	n/a
2019	745,300	751,300	758,400	770,200	770,200
2018	697,300	725,700	731,200	742,800	742,800
U.S. Rooms (a)
2020	463,900	460,200	459,600	n/a	n/a
2019	454,900	457,600	460,100	464,600	464,600
2018	424,500	450,900	451,100	453,900	453,900
International Rooms (a)
2020	305,100	294,500	288,600	n/a	n/a
2019	290,400	293,700	298,300	305,600	305,600
2018	272,800	274,700	280,100	288,900	288,900

Hotel Management
Global RevPAR
2020	$50.00	$20.67	$34.34	n/a	n/a
2019	$63.25	$66.67	$66.65	$59.19	$64.01
2018	$77.61	$76.52	$68.53	$61.00	$68.72
U.S. RevPAR
2020	$54.35	$23.21	$39.12	n/a	n/a
2019	$65.58	$71.61	$70.75	$60.89	$67.32
2018	$94.28	$87.43	$71.95	$61.43	$72.76
International RevPAR
2020	$38.07	$13.78	$23.16	n/a	n/a
2019	$55.12	$49.53	$52.49	$53.67	$52.69
2018	$61.82	$55.08	$55.19	$59.36	$57.84
Global Rooms (b)
2020	59,300	58,200	55,800	n/a	n/a
2019	66,800	65,200	63,400	60,800	60,800
2018	25,700	66,700	67,000	67,200	67,200
U.S. Rooms (b)
2020	42,900	41,800	38,100	n/a	n/a
2019	51,700	50,700	49,100	45,600	45,600
2018	12,800	53,400	53,300	52,200	52,200
International Rooms
2020	16,400	16,400	17,700	n/a	n/a
2019	15,100	14,500	14,300	15,200	15,200
2018	12,900	13,300	13,700	15,000	15,000

Table 6 (continued)
WYNDHAM HOTELS & RESORTS
HISTORICAL REVPAR AND ROOMS

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total System
Global RevPAR
2020	$27.68	$17.31	$29.23	n/a	n/a
2019	$36.21	$44.06	$46.94	$36.36	$40.92
2018	$33.95	$42.95	$48.21	$37.54	$40.80
U.S. RevPAR
2020	$33.45	$23.19	$36.31	n/a	n/a
2019	$40.56	$50.98	$53.79	$40.09	$46.39
2018	$35.91	$48.50	$54.42	$41.28	$45.30
International RevPAR
2020	$18.45	$7.96	$17.72	n/a	n/a
2019	$28.92	$32.47	$35.63	$30.29	$31.85
2018	$30.90	$33.89	$37.31	$31.08	$33.31
Global Rooms
2020	828,300	812,900	804,000	n/a	n/a
2019	812,100	816,600	821,800	831,000	831,000
2018	723,000	792,300	798,300	809,900	809,900
U.S. Rooms
2020	506,800	502,000	497,700	n/a	n/a
2019	506,600	508,300	509,200	510,200	510,200
2018	437,200	504,300	504,500	506,100	506,100
International Rooms
2020	321,500	310,900	306,300	n/a	n/a
2019	305,500	308,300	312,600	320,800	320,800
2018	285,800	288,000	293,800	303,800	303,800

NOTE: Amounts may not foot due to rounding. Beginning with the second quarter of 2018, results reflect the reclassification of rooms from the Hotel Management segment to the Hotel Franchising segment related to the CorePoint Lodging asset sales.
(a)    Second quarter 2018 reflects the addition of 48,200 La Quinta rooms (46,300 U.S. and 1,900 international) acquired in May 2018 and the deletion of 21,300 Knights Inn rooms (20,100 U.S. and 1,200 international) divested in May 2018.
(b)    Second quarter 2018 reflects the addition of 40,400 La Quinta rooms in the U.S. acquired in May 2018.

Table 7
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions)

The tables below reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors’ understanding of the overall impact of such adjustments. We believe that adjusted EBITDA, adjusted net income and adjusted EPS financial measures provide useful information to investors about us and our financial condition and results of operations because these measures are used by our management team to evaluate our operating performance and make day-to-day operating decisions and adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. These measures also assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. These non-GAAP reconciliation tables should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
2020
Net income/(loss)	$22	$(174)	$27
Provision/(benefit) for income taxes	9	(48)	15
Depreciation and amortization	25	25	24
Interest expense, net	25	28	29
Stock-based compensation expense	4	5	5
Impairments, net (a)	—	206	—
Restructuring costs (b)	13	16	—
Transaction-related expenses, net (c)	8	5	—
Separation-related expenses (d)	1	—	—
Foreign currency impact of highly inflationary countries (e)	—	—	1
Adjusted EBITDA	$107	$63	$101

2019
Net income	$21	$26	$45	$64	$157
Provision for income taxes	5	10	21	14	50
Depreciation and amortization	29	27	26	28	109
Interest expense, net	24	26	25	25	100
Stock-based compensation expense	3	4	4	4	15
Impairment, net (f)	—	45	—	—	45
Contract termination costs (g)	—	9	34	(1)	42
Restructuring costs (h)	—	—	—	8	8
Transaction-related expenses, net (c)	7	11	12	10	40
Separation-related expenses (d)	21	1	—	—	22
Transaction-related item (i)	—	—	20	—	20
Foreign currency impact of highly inflationary countries (e)	1	—	3	1	5
Adjusted EBITDA	$111	$159	$190	$153	$613

2018
Net income	$39	$21	$58	$43	$162
Provision for income taxes	16	8	23	14	61
Depreciation and amortization	19	22	30	29	99
Interest expense, net	1	10	24	25	60
Stock-based compensation expense	3	1	3	2	9
Transaction-related expenses, net (c)	2	28	7	(1)	36
Separation-related expenses (d)	12	35	17	14	77
Foreign currency impact of highly inflationary countries (e)	—	—	4	(1)	3
Adjusted EBITDA	$92	$125	$166	$125	$507

NOTE: Amounts may not add across due to rounding.
(a)    Represents a non-cash charge to reduce the carrying values of certain intangible assets to their fair values principally attributable to higher discount rates primarily resulting from increased share price volatility, partially offset by $3 million of cash proceeds from a previously impaired asset.
(b)    Represents charges associated with restructuring initiatives implemented in response to the effects on travel demand as a result of COVID-19.
(c)    Primarily relates to integration costs incurred in connection with our acquisition of La Quinta.
(d)    Represents costs associated with our spin-off from Wyndham Worldwide.
(e)    Relates to the foreign currency impact from hyper-inflation in Argentina, which is reflected in operating expenses on the income statement.
(f)    Represents a non-cash charge associated with the termination of certain hotel-management arrangements.
(g)    Represents costs associated with the termination of certain hotel-management arrangements.
(h)    Represents a charge focused on enhancing our organizational efficiency and rationalizing our operations.
(i)    Represents the one-time fee credit related to our agreement with CorePoint Lodging, which is reflected as a reduction to hotel management revenues on the income statement.

Table 7 (continued)
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

Reconciliation of Net Income (Loss) and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Diluted EPS	$0.29	$0.47	$(1.34)	$0.95

Net income/(loss)	$27	$45	$(125)	$93

Adjustments:
Impairments, net	—	—	206	45
Restructuring costs	—	—	29	—
Transaction-related expenses, net	—	12	13	30
Separation-related expenses	—	—	1	22
Contract termination costs	—	34	—	43
Transaction-related item	—	20	—	20
Foreign currency impact of highly inflationary countries	1	3	2	4
Acquisition-related amortization expense (a)	9	9	28	28
Total adjustments before tax	10	78	279	192
Income tax provision (b)	3	17	65	46
Total adjustments after tax	7	61	214	146
Adjusted net income	$34	$106	$89	$239
Adjustments - EPS impact	0.07	0.63	2.30	1.51
Adjusted diluted EPS	$0.36	$1.10	$0.96	$2.46

Diluted weighted average shares outstanding	93.4	96.3	93.5	97.2

(a)    Reflected in depreciation and amortization on the income (loss) statement.
(b)    Reflects the estimated tax effects of the adjustments.

Table 8
WYNDHAM HOTELS & RESORTS
DEFINITIONS

Adjusted Net Income and Adjusted Diluted EPS: Represents net income (loss) and diluted earnings (loss) per share excluding acquisition-related amortization, impairment charges, restructuring and related charges, contract termination costs, transaction-related items (acquisition-, disposition-, or separation-related) and foreign currency impacts of highly inflationary countries. We calculate the income tax effect of the adjustments using an estimated effective tax rate applicable to each adjustment.
Adjusted EBITDA: Represents net income (loss) excluding interest expense, depreciation and amortization, impairment charges, restructuring and related charges, contract termination costs, transaction-related items (acquisition-, disposition-, or separation-related), foreign currency impacts of highly inflationary countries, stock-based compensation expense and income taxes. Adjusted EBITDA is a financial measure that is not recognized under U.S. GAAP and should not be considered as an alternative to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Comparable RevPAR: Represents RevPAR in constant currency and excluding hotels temporarily closed due to COVID-19 for the period closed and the comparable prior-year period. The use of the term "comparable" or "comparable basis" herein in connection with RevPAR refers to the defined term Comparable RevPAR.
Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).
Number of Rooms: Represents the number of rooms at the end of the period which are (i) either under franchise and/or management agreements or Company-owned and (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR.
Royalty Rate: Represents the average royalty rate earned on our franchised properties and is calculated by dividing total royalties, excluding the impact of amortization of development advance notes, by total room revenues.